Exhibit 99.2

                             JOINT FILING STATEMENT

      We, the undersigned, hereby express our agreement that the attached
Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated: February 10, 2005


                                        BANYON INVESTMENT, LLC


                                        /s/ Philip Chapman
                                        ----------------------------------------
                                        By:   Philip Chapman
                                        Title:Co-Managing Member


                                        /s/ Philip Chapman
                                        ----------------------------------------
                                        Philip Chapman


                                        /s/ Catherine Adler
                                        ----------------------------------------
                                        Catherine Adler